UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 30, 2019

FRANCHISE GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Buddy’s Credit Agreement

On September 30, 2019, Buddy’s Newco, LLC (“Buddy’s”) and Buddy’s Franchising and Licensing LLC (together with Buddy’s, the “Buddy’s Borrowers”), each as borrowers, and Franchise Group Intermediate B, LLC (“Buddy’s Parent”) entered into an Amendment Number Two to Credit Agreement (the “Buddy’s Second Amendment”) with various lenders party thereto (the “Buddy’s Lenders”) and Kayne Solutions Fund, L.P., as administrative agent and as collateral agent (“Buddy’s Agent”), which amends that certain Credit Agreement dated as of July 10, 2019 by and among the Buddy’s Borrowers, Buddy’s Parent, various lenders from time to time party thereto and the Buddy’s Agent (as amended prior to the Buddy’s Second Amendment, the “Buddy’s Credit Agreement”).

The Buddy’s Second Amendment amended the Buddy’s Credit Agreement to (i) update the agreed Consolidated EBITDA (as defined in the Buddy’s Credit Agreement) figures for September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019 and (ii) clarify the circumstances under which acquisitions may be given pro forma effect in the calculation of Consolidated EBITDA.

The foregoing description of the Buddy’s Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Buddy’s Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Third Amendment to Liberty Credit Facility

On October 2, 2019, Franchise Group Intermediate L 1, LLC (“Holdings”), an indirect subsidiary of Franchise Group, Inc. (the “Company”), as a guarantor, Franchise Group Intermediate L 2, LLC (“Liberty Borrower”), an indirect subsidiary of the Company, as borrower, and each of Liberty Borrower’s direct and indirect subsidiaries that are Guarantors (as defined in the Liberty Credit Agreement (as defined below)) under the Liberty Credit Agreement, entered into a Third Amendment to Credit Agreement (the “Liberty Third Amendment”) with CIBC Bank USA (“CIBC”), successor administrative agent to Citizens Bank, N.A. (“Citizens”), and the several banks and other financial institutions party thereto (the “Liberty Lenders”), which amends that certain Credit Agreement dated as of May 16, 2019 by and among Holdings, Liberty Borrower, Citizens, as predecessor administrative agent, and the Liberty Lenders (as amended prior to the Liberty Third Amendment the “Liberty Credit Agreement”). The Liberty Third Amendment amended the Liberty Credit Agreement to extend the Maturity Date (as defined in the Liberty Credit Agreement) to October 2, 2022, to reduce the Applicable Margin (as defined in the Liberty Credit Agreement) used to calculate the interest due under the Liberty Credit Agreement, to reduce the aggregate amount of the Commitments (as defined in the Liberty Credit Agreement) as of the effective date of the Liberty Third Amendment from $135.0 million to $125.0 million, and to permit dividends and other distributions under certain conditions. The Liberty Third Amendment also eliminated a negative covenant in the Liberty Credit Agreement that prohibited the Company from incurring certain types of indebtedness and liens.

The foregoing description of the Liberty Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Liberty Third Amendment, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 to this Current Report on Form 8-K regarding the Buddy’s Second Amendment and the Liberty Third Amendment is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On October 2, 2019, Brian R. Kahn, age 45, was appointed President and Chief Executive Officer of the Company. Mr. Kahn currently serves as a director of the Company. Mr. Kahn has served as the investment manager of Vintage Capital Management, LLC (“Vintage”) and its predecessor, Kahn Capital Management, LLC, since 1998. Additional information about Mr. Kahn’s business experience is disclosed in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2019 (the “2019 Proxy Statement”).

There are no family relationships between Mr. Kahn and any director or executive officer of the Company. Please see below for information regarding related party transactions between the Company and Mr. Kahn.

Appointment of Chief Financial Officer

On October 2, 2019, Eric Seeton, age 47, was appointed Chief Financial Officer of the Company, with his employment with the Company to become on effective October 28, 2019. Michael S. Piper will continue to serve as the Company’s Chief Financial Officer until that time. Mr. Seeton currently serves as Senior Vice President and Chief Financial Officer of API Technologies Corporation since September 2015. Prior to API Technologies, Mr. Seeton served as Business Unit Finance Director from July 2014 to September 2015 at Analog Devices and Director of Corporate Finance at Hittite Microwave Corp, which was acquired by Analog Devices in July 2014. Mr. Seeton is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from Bentley College (now Bentley University) and an M.B.A. from Cornell University.

There are no family relationships between Mr. Seeton and any director or executive officer of the Company, and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

Appointment of Executive Vice President

On October 2, 2019, Andrew M. Laurence, age 44, was appointed Executive Vice President of the Company, effective October 2, 2019. Mr. Laurence currently serves as the Company’s Chairman of the Board of Directors (the “Board”). In addition, he is a partner of Vintage, where he joined in 2010. Additional information about Mr. Laurence’s business experience is disclosed in the 2019 Proxy Statement.

There are no family relationships between Mr. Laurence and any director or executive officer of the Company. Please see below for information regarding related party transactions between the Company and Mr. Laurence.

Appointment of Chief Administrative Officer

On October 2, 2019, Andrew Kaminsky, age 51, was appointed Executive Vice President and Chief Administrative Officer of the Company, effective October 2, 2019. From April 2018 through June 2019, Mr. Kaminsky was an Executive Consultant in Strategic Initiatives to the CEO of Viavi Solutions Inc., focusing on mergers and acquisitions, their subsequent integration and driving operational efficiencies across the company. From September 2014 through April 2018, Mr. Kaminsky held various roles with Cobham plc, most recently as the Senior Vice President of Strategic Initiatives. From March 2010 through its sale to Cobham plc in September 2014, Mr. Kaminsky was a Senior Vice President and Head of Corporate Development, Investor Relations and Human Resources for Aeroflex Holding Corp. Prior to his corporate roles, Mr. Kaminsky spent over 15 years as an investment banker, including as a Managing Director at Oppenheimer & Co. Inc. and CIBC. In 2001, Mr. Kaminsky co-founded and presently serves as the Chairman and Executive Director of the Greg Richards, Larry Polatsch and Scott Weingard Memorial Fund, a 9/11 not-for-profit charity. Mr. Kaminsky holds a Bachelor’s degree from the University of Michigan and a M.B.A. in Finance and Management from the Stern School of Business at New York University.

There are no family relationships between Mr. Kaminsky and any director or executive officer of the Company, and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

Employment Agreements with Messrs. Kahn, Seeton, Laurence, and Kaminsky

On October 2, 2019, in connection with the appointments described above, the Company entered into employment agreements with Messrs. Kahn, Seeton, Laurence, and Kaminsky (collectively, the “Agreements”). The Agreements were effective as of October 2, 2019 (the “Effective Date”), and the terms of the Agreements are substantially similar to each other, except as described below.

The Agreements provide an initial three-year term, each beginning on the Effective Date, unless terminated under the provisions of the Agreements. Thereafter, the Agreements will automatically renew for successive one-year terms, unless the Company or the executive gives written notice of non-renewal at least 90 days prior to the renewal date.

Under the Agreements, Mr. Kahn’s annual base salary will be $900,000; Mr. Seeton’s annual base salary will be $400,000; Messrs. Laurence’s and Kaminsky’s annual base salary each will be $500,000, subject to review for potential increases at least once per year by the Board. Beginning with the fiscal year following the Effective Date, the executives will be eligible to participate in annual cash incentive plans and programs of the Company that are generally provided to senior executives pursuant to such terms and conditions as the Board may prescribe from time to time; provided that, for Messrs. Kahn, Laurence, and Kaminsky, the cash incentive plan will provide them the opportunity to earn a payout of (A) at least 50% of the target payout amount if the threshold annual performance goals established by the Board are achieved, (B) at least 100% of their base salary if the target annual performance goals established by the Board are achieved, and (C) at least 150% of the target payout amount if the maximum annual performance goals established by the Board are achieved; for Mr. Seeton, the cash incentive plan will provide him the opportunity to earn a payout of (A) at least 50% of the target payout amount if the threshold annual performance goals established by the Board are achieved, (B) at least 75% of the executive’s base salary if the target annual performance goals established by the Board are achieved, and (C) at least 100% of the target payout amount if the maximum annual performance goals established by the Board are achieved. Additionally, beginning with the fiscal year following the Effective Date, the executives will be eligible to participate in such long-term cash and equity incentive plans and programs of the Company as are generally provided to other senior executives, as determined by the Board in its discretion.

Under the Agreements, on the effective date of the proposed Franchise Group, Inc. 2019 Omnibus Incentive Plan, Mr. Kahn will receive a grant of 200,000 performance restricted stock units (“PRSUs”); Mr. Seeton will receive a grant of 20,833 PRSUs and 20,833 time-vesting restricted stock units (“RSUs”); Mr. Laurence will receive a grant of 110,000 PRSUs and 60,000 RSUs; and Mr. Kaminsky will receive a grant of 70,000 PRSUs and 55,000 RSUs. Each RSU award will provide for vesting of one-third of the award on each of the first three anniversaries of the date each executive’s employment commences. Each PRSU will vest subject to the achievement of certain performance metrics to be established by the Compensation Committee of the Board. Each PRSU award and RSU award will be subject to the terms and conditions of the form of equity award agreement adopted by the Board for use under the plan.

Under the Agreements, each executive will also be eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as those benefits generally made available to other similarly-situated senior executives of the Company. Mr. Seeton is also entitled to four weeks of paid time-off per fiscal year, prorated for the first calendar year of employment.

Under the Agreements, each executive’s employment may be terminated by the Company without or without Cause (as defined in the Agreements), or the executive may resign for or other than for Good Reason (as defined in the Agreements). Each executive’s employment will also terminate on the date of the executive’s death or, if the executive is subject to a Disability (as defined in the Agreements), the Company may terminate the executive’s employment following a thirty-day period after written notice is provided. Upon termination of the executive’s employment for any reason, whether by the Company or by the executive, the executive is entitled to (i) base salary; (ii) reimbursement of reasonable and necessary expenses; (iii) any and all other cash earned and deferred through any deferred compensation plan then in effect; and (iv) all other payments and benefits to which the executive is entitled. If the executive’s employment is terminated without Cause (other than death or Disability) or the executive resigns for Good Reason, the executive will be entitled to (i) his “Severance Payment,” as described further below; (ii) a lump sum amount equal to the product of (A) the annual cash incentive award in which the termination date occurs based on the actual performance for such fiscal year had the executive’s employment not terminated by (B) a fraction, the numerator of which is the number of days that have elapsed during the annual performance period through the termination date and the denominator of which is 365; and (iii) group health and dental benefits for up to 18 months. The “Severance Payment” will be a payment of one times the sum of (i) the executive’s base salary and (ii) a pro rata Target Bonus (as defined in the Agreements), calculated by multiplying the Target Bonus times a fraction, the numerator of which is the number of days that have elapsed during the fiscal year of the termination date and the denominator is 365; provided that if the termination occurs on or within the one-year period following a Change of Control (as defined in the Agreements), then for Messrs. Kahn, Laurence, and Kaminsky, the payment will be two times the sum of the executive’s (i) base salary and (ii) Target Bonus. The Severance Payment will be paid in equal installments over a 12-month period; however, if the executive’s termination occurs on or within the one-year period following a Change of Control, then the Severance Payments for Messrs. Kahn, Laurence, and Kaminsky will be paid in equal installments over a 24-month period. The Agreements also include customary confidentiality, non-competition and non-solicitation covenants.

The full text of Mr. Kahn’s employment agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of Mr. Seeton’s employment agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of Mr. Laurence’s employment agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of Mr. Kaminsky’s employment agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Related Party Transactions with Messrs. Kahn and Laurence

Vintage and its affiliates held approximately 40.2% of the aggregate voting power of the Company through their ownership of common stock and Preferred Stock (as defined below) as of September 30, 2019. Messrs. Kahn and Laurence are principals of Vintage. The following are related party transactions required to be reported under Item 404(a) of Regulation S-K with respect to Messrs. Kahn and Laurence:

Buddy’s Acquisition and Related Transactions

On July 10, 2019 (the “Buddy’s Acquisition Date”), the Company entered into and completed certain transactions contemplated by an Agreement of Merger and Business Combination Agreement with Buddy’s, Franchise Group New Holdco, LLC, a direct subsidiary of the Company (“New Holdco”), Franchise Group B Merger Sub, LLC, an indirect subsidiary of New Holdco, and Vintage RTO, L.P., solely in its capacity as the representative of the former equity holders of Buddy’s (the “Buddy’s Members”), to acquire Buddy’s in a stock transaction (the “Buddy’s Acquisition”). At the Buddy’s Acquisition Date, each outstanding unit of Buddy’s was converted into the right to receive 0.459315 common units of New Holdco (“New Holdco Units”) and 0.091863 shares of voting non-economic preferred stock of the Company (the “Preferred Stock”). The Buddy’s Members may elect, following an initial six-month lockup period, to cause New Holdco and the Company to redeem one New Holdco Unit and one-fifth of a share of Preferred Stock in exchange for one share of common stock of the Company. As of the Buddy’s Acquisition Date, on an as-converted basis, the Buddy’s Members’ aggregate ownership of New Holdco Units and shares of Preferred Stock represented approximately 36.44% of the Company’s outstanding common stock, which implies an enterprise value for Buddy’s of approximately $122 million and an equity value of $12.00 per share of common stock.

Vintage and other entities controlled by Mr. Kahn owned approximately 59.7% of Buddy’s. Tributum, L.P., an affiliate of Vintage (“Tributum”), also entered into a Closing Subscription Agreement on the Buddy’s Acquisition Date whereby it purchased 2,083,333.33 shares of the Company’s common stock for $25.0 million and also entered into a Post-Closing Subscription agreement on the Buddy’s Acquisition Date with the Company pursuant to which Tributum committed to purchase additional shares of the Company’s common stock, if required by the Company, to allow the Company to complete a tender offer, which was commenced by the Company on August 1, 2019.

For more information on the Buddy’s Acquisition, please see the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2019.

VSI Merger and Related Transactions

On August 7, 2019, the Company entered into an Agreement and Plan of Merger with Vitamin Shoppe, Inc., a Delaware corporation (“Vitamin Shoppe”), and Valor Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Vitamin Shoppe (the “VSI Merger”), with Vitamin Shoppe surviving as a wholly owned subsidiary of the Company.

Tributum entered into a binding equity commitment letter pursuant to which it agreed to finance the remainder of any financing needs, if applicable, resulting from the VSI Merger and the repayment of the existing VSI convertible notes (the “VSI equity commitment”). Pursuant to the VSI equity commitment, Tributum has agreed to purchase a number of shares of the Company’s common stock at a purchase price of $12.00 per share to finance the VSI Merger. The purchase price under the VSI equity commitment will not exceed $70.0 million in the aggregate.

For more information on the VSI Merger, please see the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2019.

SHOS Acquisition and Related Transactions

On August 27, 2019, the Company entered into an Equity and Asset Purchase Agreement with Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHOS”), and Franchise Group Newco S, LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“Newco S”), pursuant to which, among other things, Newco S will acquire from SHOS (the “SHOS Acquisition”) the businesses of SHOS’s Sears Outlet segment and Buddy’s Home Furnishing Stores, each as described in SHOS’s annual report on Form 10-K for the fiscal year ended February 2, 2019, for an aggregate purchase price of approximately $121 million in cash, subject to a customary net working capital adjustment.

Tributum entered into a binding equity commitment letter pursuant to which it agreed to finance the remainder of any financing needs, if applicable, resulting from the SHOS Acquisition (the “Sears Outlet equity commitment”). Pursuant to the Sears Outlet equity commitment, Tributum has agreed to purchase a number of shares of the Company’s common stock at a purchase price of $12.00 per share to finance the SHOS Acquisition. The purchase price under the Sears Outlet equity commitment will not exceed $40.0 million in the aggregate.

For more information on the SHOS Acquisition, please see the Company’s Current Report on Form 8-K filed with the SEC on August 28, 2019.

Buddy’s Asset Acquisition and Related Transactions

On September 30, 2019, New Holdco, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Guzman RTO LLC, a Delaware limited liability company (“Guzman”), RNB RTO LLC, a Delaware limited liability company (“RNB”), and RNBJ RTO LLC, a Delaware limited liability company (“RNBJ” and, collectively with Guzman and RNB, the “Sellers”), each of which is a franchisee of Buddy’s, an indirect subsidiary of New Holdco, pursuant to which New Holdco acquired 21 Buddy’s Home Furnishings stores from the Sellers (the “Buddy’s Asset Acquisition”). The Buddy’s Asset Acquisition was completed on September 30, 2019. Immediately following the completion of the Buddy’s Asset Acquisition, New Holdco caused all of the assets acquired and the liabilities, contracts and leases assumed pursuant to the Buddy’s Asset Acquisition, and all of the rights and obligations of New Holdco under the Asset Purchase Agreement, to be contributed and assigned to, and accepted and assumed by, Buddy’s.

In connection with the Buddy’s Asset Acquisition, the Sellers became entitled to receive, in the aggregate, 1,350,000 New Holdco Units and 270,000 shares of Preferred Stock (collectively, the “Equity Securities”), which Equity Securities were issued at the direction of the Sellers to Vintage RTO, L.P., Samjor Family LP and the Brian DeGustino Revocable Trust, which are direct or indirect equity holders of the Sellers.

 For more information on the Buddy’s Asset Acquisition, please see the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2019.

Liberty Tax Appointments

In connection with the appointments described above, on October 2, 2019, M. Brent Turner was appointed President and Chief Executive Officer and Michael S. Piper was appointed Vice President and Chief Financial Officer of Franchise Group Intermediate L1, LLC, the Company’s subsidiary and parent of Liberty Tax Service.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment Number Two to Credit Agreement, dated as of September 30, 2019, to Credit Agreement, dated as of July 10, 2019, among Buddy’s Newco, LLC and Buddy’s Franchising and Licensing LLC, each as borrowers, Franchise Group Intermediate B, LLC, various lenders from time to time party thereto, and Kayne Solutions Fund, L.P., as administrative agent and as collateral agent.

10.2	Third Amendment to Credit Agreement, dated as of October 2, 2019, among Franchise Group, Inc., as borrower, JTH Tax LLC, SiempreTax+ LLC, JTH Financial, LLC, Wefile LLC, JTH Properties 1632, LLC, LTS Properties, LLC, LTS Software LLC, JTH Tax Office Properties, LLC, 360 Accounting Solutions LLC, JTH Court Plaza, LLC, and Franchise Group Intermediate L 1, LLC, each as guarantors, CIBI Bank USA, as administrative agent, and the lenders party thereto.

10.3	Executive Employment and Severance Agreement between Brian Kahn and Franchise Group, Inc., dated October 2, 2019.

10.4	Executive Employment and Severance Agreement between Eric Seeton and Franchise Group, Inc., dated October 2, 2019.

10.5	Executive Employment and Severance Agreement between Andrew Laurence and Franchise Group, Inc., dated October 2, 2019.

10.6	Executive Employment and Severance Agreement between Andrew Kaminsky and Franchise Group, Inc., dated October 2, 2019.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Amendment Number Two to Credit Agreement, dated as of September 30, 2019, to Credit Agreement, dated as of July 10, 2019, among Buddy’s Newco, LLC and Buddy’s Franchising and Licensing LLC, each as borrowers, Franchise Group Intermediate B, LLC, various lenders from time to time party thereto, and Kayne Solutions Fund, L.P., as administrative agent and as collateral agent.

10.2	Third Amendment to Credit Agreement, dated as of October 2, 2019, among Franchise Group, Inc., as borrower, JTH Tax LLC, SiempreTax+ LLC, JTH Financial, LLC, Wefile LLC, JTH Properties 1632, LLC, LTS Properties, LLC, LTS Software LLC, JTH Tax Office Properties, LLC, 360 Accounting Solutions LLC, JTH Court Plaza, LLC, and Franchise Group Intermediate L 1, LLC, each as guarantors, CIBI Bank USA, as administrative agent, and the lenders party thereto.

10.3	Executive Employment and Severance Agreement between Brian Kahn and Franchise Group, Inc., dated October 2, 2019.

10.4	Executive Employment and Severance Agreement between Eric Seeton and Franchise Group, Inc., dated October 2, 2019.

10.5	Executive Employment and Severance Agreement between Andrew Laurence and Franchise Group, Inc., dated October 2, 2019.

10.6	Executive Employment and Severance Agreement between Andrew Kaminsky and Franchise Group, Inc., dated October 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

Date: October 4, 2019	By:	/s/ Andrew Kaminsky
Andrew Kaminsky
Executive Vice President and Chief Administrative Officer